File No. 70-6171


                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                ----------------------------------

                   POST-EFFECTIVE AMENDMENT NO. 27
                                 TO
                              FORM U-1
                ----------------------------------

                     APPLICATION OR DECLARATION

                              under the

             PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                                * * *

                      APPALACHIAN POWER COMPANY
              40 Franklin Road, Roanoke, Virginia 24011
              -----------------------------------------
             (Name of company filing this statement and
              addresses of principal executive offices)

                                * * *

                AMERICAN ELECTRIC POWER COMPANY, INC.
               1 Riverside Plaza, Columbus, Ohio 43215
               ---------------------------------------
               (Name of top registered holding company
               parent of each applicant or declarant)

                                * * *

                  A. A. Pena, Senior Vice President
             AMERICAN ELECTRIC POWER SERVICE CORPORATION
               1 Riverside Plaza, Columbus, Ohio 43215


                   Susan Tomasky, General Counsel
             AMERICAN ELECTRIC POWER SERVICE CORPORATION
               1 Riverside Plaza, Columbus, Ohio 43215
               ---------------------------------------
            (Names and addresses of agents for service)



      The undersigned Appalachian Power Company ("Appalachian"), a wholly-owned utility subsidiary of American Electric Power Company, Inc. ("AEP"), a holding company registered under the Public Utility Holding Company Act of 1935 ("1935 Act"), hereby amends as follows its Application or Declaration on Form U-1 in File No. 70-6171, as heretofore amended:

      1.   By adding the following paragraphs to the end of Item 1 of said
Form U-1:

      "It is proposed that the County will issue and sell an additional series of Bonds in the aggregate principal amount of up to $10,000,000 (the 'Series L Bonds'), the proceeds of which will be used to provide for the redemption on or prior to maturity of $10,000,000 principal amount of the Series H Bonds of the County. It is contemplated that the Series L Bonds will be issued pursuant to the Indenture as supplemented by an Eleventh Supplemental Indenture of Trust between the County and the Trustee, the form of which is filed as Exhibit B-13 hereto ('Supplemental Indenture'). Pursuant to the Indenture and the Supplemental Indenture, the proceeds of the sale of the Series L Bonds will be deposited by the County with the Trustee and applied by the Trustee to the payment of the entire $10,000,000 principal amount of Series H Bonds.

      It is contemplated that the Series L Bonds will be sold pursuant to arrangements with a group of underwriters. While Appalachian will not be a party to the underwriting arrangements for the Series L Bonds, the Agreement provides that the Series L Bonds shall have such terms as shall be specified by Appalachian. If it is deemed advisable, the final form of the Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series L Bonds issued could be retired annually. In addition, the Series L Bonds may not, if it is deemed advisable, be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series L Bonds may be provided some form of credit enhancement, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond.

      Appalachian understands that the Series L Bonds can be issued under circumstances that the interest on such Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Bond during a period in which it is held by a person who is a substantial user of the Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.

      Appalachian will not agree, without further Order of this Commission, to the issuance of any Series L Bond if (i) the stated maturity of any such Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any Series L Bond shall exceed 8% per annum or the initial rate of interest to be borne by any fluctuating rate Series L Bond shall exceed 8%;
(iii) if the discount from the initial public offering price of any such Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Bond shall be less than 95% of the principal amount thereof.

      Since Appalachian believes that every effort should be made to minimize, to the extent possible, carrying costs of facilities employed by Appalachian in the rendition of utility services and the County will apply the funds derived from the issuance of Series L Bonds to the payment of up to $10,000,000 aggregate principal amount of Series H Bonds, Appalachian believes that the public interest will be served by the issuance of the Series L Bonds.

      Appalachian believes that the consummation of the transactions herein proposed will be in the best interests of Appalachian's consumers and investors and consistent with sound and prudent financial policy. Moreover, because the proceeds from the sale of the Series L Bonds will be deposited by the County with the Trustee and will be applied to the payment of up to $10,000,000 aggregate principal amount of Series H Bonds, none of the proceeds of the sale of the Series L Bonds will be received by Appalachian.

                             Compliance with Rule 54

      Rule 54 provides that in determining whether to approve certain transactions other than those involving an exempt wholesale generator ('EWG') or a foreign utility company ('FUCO'), as defined in the 1935 Act, the Commission will not consider the effect of the capitalization or earnings of any subsidiary which is an EWG or FUCO if Rule 53(a), (b) and (c) are satisfied. All applicable conditions of Rule 53(a) are currently satisfied except for clause (1). As of June 30, 2000, AEP, through its subsidiaries, had an aggregate investment in EWGs and FUCOs of $1,920,829,000. This investment represents approximately 54.2% of $3,544,649,000, the average of the consolidated retained earnings of AEP reported on Forms 10-Q and 10-K for the four consecutive quarters ended June 30, 2000. However, AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs (HCAR No. 26864, April 27, 1998) (the '100% Order') in File No. 70-9021. Although AEP's aggregate investment exceeds the 50% 'safe harbor' limitation contained in Rule 53, AEP's aggregate investment is below the 100% limitation authorized under the 100% Order.

      As of September 30, 1997, the most recent period for which financial statement information was evaluated in the 100% Order, AEP's consolidated capitalization consisted of 47.4% common and preferred equity and 52.6% debt. As of June 30, 2000, AEP's consolidated capitalization consisted of 36.2% common and preferred equity and 63.8% debt. The requested authorization will have no impact on AEP's consolidated capitalization ratios on a pro forma basis. AEP believes this ratio remains within acceptable ranges and limits. Further, AEP's interests in EWGs and FUCOs have contributed positively to its consolidated earnings.

      AEP will continue to maintain in conformity with United States generally accepted accounting principles and make available the books and records required by Rule 53(a)(2). AEP does, and will continue to, comply with the requirement that no more than 2% of the employees of AEP's electric utility operating subsidiaries shall, at any one time, directly or indirectly, render services to an EWG or FUCO in which AEP directly or indirectly owns an interest, satisfying Rule 53(a)(3). And lastly, AEP will continue to submit a copy of Item 9 and Exhibits G and H of AEP's Form U5S to each of the public service commissions having jurisdiction over the retail rates of AEP's electric utility operating subsidiaries, satisfying Rule 53(a)(4). Rule 53(c) is inapplicable by its terms because the proposals contained herein do not involve the issue and sale of securities (including any guarantees) to finance an acquisition of an EWG or FUCO.

      Rule 53(b). (i) Neither AEP nor any subsidiary of AEP is the subject of any pending bankruptcy or similar proceeding; (ii) AEP's average consolidated retained earnings for the four most recent quarterly periods ($3,544,649,000) represented an increase of approximately $40,644,000 (or 1.2%) in the average consolidated retained earnings from the previous four quarterly periods ($1,693,698,000); and (iii) for the fiscal year ended December 31, 1999, AEP did not report operating losses attributable to AEP's direct or indirect investments in EWGs and FUCOs.

      As noted, AEP was authorized to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs. In connection with its consideration of AEP's application for the 100% Order, the Commission reviewed AEP's procedures for evaluating EWG or FUCO investments. Based on projected financial ratios and on procedures and conditions established to limit the risks to AEP involved with investments in EWGs and FUCOs, the Commission determined that permitting AEP to invest up to 100% of its consolidated retained earnings in EWGs and FUCOs would not have a substantial adverse impact upon the financial integrity of the AEP, nor would it have an adverse impact on any of its electric utility operating subsidiaries or their customers, or on the ability of state commissions to protect the electric utility operating subsidiaries or their customers."

      2. By supplying the following list of estimated expenses with respect to the transactions contemplated in Post-Effective Amendment No. 27:

      Printing Official Statement, etc.             $   20,000
      Independent Auditors' Fees                        18,000
      Charges of Trustee (including counsel fees)       15,000
      Legal Fees                                       110,000
      Underwriter Fees                                 150,000
      Rating Agency Fees                                40,000
      Insurance or Credit Enhancement Costs            200,000
      Miscellaneous Expenses                            30,000
                                                      --------
                TOTAL                               $  583,000
                                                    ==========

      3.    By adding the following paragraph to the end of Item 4 of said Form
U-1:

      "The proposed issuance of the Series L Bonds is the subject of an application to, and has been authorized by, the Virginia State Corporation Commission."

      4.   By adding the following paragraph at the end of Item 5 of said Form
U-1:

      "It is requested, pursuant to Rule 23(c) of the Rules and Regulations of the Commission, that the Commission's order granting and permitting to become effective this Application or Declaration be issued on or before November 1, 2000. Appalachian waives any recommended decision by a hearing officer or by any other responsible officer of the Commission and waives the 30-day waiting period between the issuance of the Commission's order and the date it is to become effective, since it is desired that the Commission's order, when issued, become effective forthwith. Appalachian consents to the Division of Investment Management assisting in the preparation of the Commission's decision and/or order in this matter, unless the Division opposes the matter covered by this Application or Declaration."

      5.   By supplying the following exhibits:

      B-12 Form of Eleventh Supplemental Indenture between the County and the Trustee

      D-19      Copy of Application to State Corporation Commission of Virginia

      D-20      Copy of Order of State Corporation Commission of Virginia

      H-5       Form of Notice

      It is believed that financial  statements of  Appalachian  and AEP and its
subsidiaries   are  not  necessary  or  relevant  to  the  disposition  of  this proceeding.

      6.   By adding the following paragraph at the end of Item 7 of said Form
U-1:

      "It is believed that the granting and permitting to become effective of this Application or Declaration will not constitute a major Federal action significantly affecting the quality of the human environment. No other Federal agency has prepared or is preparing an environmental impact statement with respect to the proposed transaction."


                                    SIGNATURE

      Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned company has duly caused this Post-Effective Amendment No. 27 to be signed on its behalf by the undersigned thereunto duly authorized.

                               APPALACHIAN POWER COMPANY


                               By_/s/ A. A. Pena________
                                 Vice President


Dated:  September 11, 2000




                                                                    Exhibit B-12



              ELEVENTH SUPPLEMENTAL INDENTURE OF TRUST

                               BETWEEN

                     MASON COUNTY, WEST VIRGINIA

                                 and

                       THE  BANK OF NEW  YORK,  successor  to ONE  VALLEY  BANK,
                NATIONAL ASSOCIATION (Formerly Kanawha Valley Bank, N.A.)

                                     Trustee

                          Dated as of __________, ____



      THIS ELEVENTH SUPPLEMENTAL INDENTURE OF TRUST (the "Eleventh Supplemental Indenture"), made as of the ______ day of __________, ____, by and between MASON COUNTY, WEST VIRGINIA, a political subdivision of the State of West Virginia, by and through its County Commission (the "County"), and THE BANK OF NEW YORK, successor to One Valley Bank, National Association (formerly Kanawha Valley Bank, N.A.), a banking corporation of the State of New York, organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the State of New York, with its principal corporate trust office located in New York, New York, as Trustee (the "Trustee");

                        W I T N E S S E T H :

      WHEREAS, the County has issued $40,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series A (the "Series A Bonds"), pursuant to the Industrial Development and Commercial Development Bond Act, Chapter 13, Article 2C, of the West Virginia Code, as amended (the "Act"), under the Indenture of Trust dated as of July 1, 1978 (the "Indenture"), between the County and the Trustee for the purpose of acquiring, constructing, installing, equipping and financing, in part, certain facilities designed for the abatement or control of atmospheric and water pollution (the "Project") at Units 1 and 3 at the Philip Sporn Generating Station (the "Sporn Plant") of Appalachian Power Company (the "Company") located in the County and the Company's Mountaineer Generating Station (the "Mountaineer Plant") located in the County (the Sporn Plant and Mountaineer Plant are herein referred to as the "Plants"), which were sold to the Company pursuant to an Agreement of Sale dated as of July 1, 1978 (the "Agreement") between the County and the Company; and

      WHEREAS, the County has issued $50,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series B (the "Series B Bonds"), as Additional Bonds pursuant to Section 2.10 of the Indenture and a First Supplemental Indenture of Trust dated as of June 1, 1979 between the County and the Trustee (the "First Supplemental Indenture") to provide additional funds to finance a portion of the estimated Cost of Construction of the Project, as defined in the Agreement, not theretofore paid by the application of the Series A Bonds' proceeds; and

      WHEREAS, the County has issued $40,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series C (the "Series C Bonds"), as Additional Bonds pursuant to Section 2.10 of the Indenture and a Second Supplemental Indenture of Trust dated as of February 1, 1981 between the County and the Trustee (the "Second Supplemental Indenture") to provide additional funds to finance a portion of the estimated Cost of Construction of the Project, as defined in the Agreement, not theretofore paid by the application of the Series A or Series B Bonds' proceeds; and

      WHEREAS, the County has issued $30,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series D (the "Series D Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Third Supplemental Indenture of Trust dated as of January 1, 1984 between the County and the Trustee (the "Third Supplemental Indenture") to refund $30,000,000 aggregate principal amount of Series C Bonds which matured on February 1, 1984; and

      WHEREAS, the County has issued $30,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series E (the "Series E Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Fourth Supplemental Indenture of Trust dated as of April 1, 1984 between the County and the Trustee (the "Fourth Supplemental Indenture") to refund the Series D Bonds which matured on May 1, 1984; and

      WHEREAS, the County has issued $30,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series F (the "Series F Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Fifth Supplemental Indenture of Trust dated as of March 1, 1985 between the County and the Trustee (the "Fifth Supplemental Indenture") to refund the Series E Bonds which matured on April 1, 1985; and

      WHEREAS, the County has issued $30,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series G (the "Series G Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Sixth Supplemental Indenture of Trust dated as of January 1, 1990 between the County and the Trustee (the "Sixth Supplemental Indenture") to refund the Series F Bonds which matured on March 1, 1990; and

      WHEREAS, the County has issued $10,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series H (the "Series H Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Seventh Supplemental Indenture of Trust dated as of October 15, 1990 between the County and the Trustee (the "Seventh Supplemental Indenture") to refund $10,000,000 aggregate principal amount of Series C Bonds at their redemption on February 1, 1991; and

      WHEREAS, the County has issued $40,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series I (the "Series I Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and an Eighth Supplemental Indenture of Trust dated as of May 15, 1992 between the County and the Trustee (the "Eighth Supplemental Indenture") to refund the Series A Bonds at their redemption on August 1, 1992; and

      WHEREAS, the County has issued $50,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series J (the "Series J Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Ninth Supplemental Indenture of Trust dated as of September 15, 1992 between the County and the Trustee (the "Ninth Supplemental Indenture") to refund the Series B Bonds at their redemption on December 1, 1992; and

      WHEREAS, the County has issued $30,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series K (the "Series K Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture and a Tenth Supplemental Indenture of Trust dated as of December 1, 1999 between the County and the Trustee (the "Tenth Supplemental Indenture") to refund the Series G Bonds at their redemption on or about January 1, 2000; and

      WHEREAS, the County has determined to issue $10,000,000 aggregate principal amount of its Pollution Control Revenue Bonds (Appalachian Power Company Project), Series L (the "Series L Bonds"), as Refunding Bonds pursuant to Section 2.11 of the Indenture to refund the Series H Bonds at their redemption on or prior to their stated maturity; and

      WHEREAS, the County has determined in the resolution authorizing the issuance of the Series L Bonds that the statutory mortgage lien provided by
Section 13-2C-8 of the Act shall not be applicable to the Project or this financing; and

      WHEREAS, that portion of payments of principal of and interest on the Series L Bonds which shall become Due for Payment but shall be unpaid by reason of Nonpayment (as each such term is defined in the Policy, as defined below) have been insured pursuant to a municipal bond insurance policy (the "Policy") issued by Ambac Assurance Corporation (the "Insurer") and the Policy has been delivered to United States Trust Company of New York, as Insurance Trustee (the "Insurance Trustee"); and

      WHEREAS, the County has determined that the Series L Bonds issuable hereunder, and the certificate of authentication by the Trustee to be endorsed on all Series L Bonds shall be, respectively, substantially in the following forms with such variations, omissions and insertions as are required or permitted by the Indenture or this Eleventh Supplemental Indenture:

                       (FORM OF FRONT OF BOND)

No. R-______                                            $10,000,000

                      UNITED STATES OF AMERICA
                       STATE OF WEST VIRGINIA
                            MASON COUNTY
                   POLLUTION CONTROL REVENUE BOND
                 (APPALACHIAN POWER COMPANY PROJECT)
                              SERIES L

MATURITY DATE:  ____________, ____               CUSIP:  __________

REGISTERED OWNER:

PRINCIPAL AMOUNT:  TEN MILLION DOLLARS

      Mason County, a political subdivision of the State of West Virginia, by and through its County Commission (the "County"), for value received, hereby promises to pay, solely from the source and as hereinafter provided, to the registered owner stated above, or registered assigns or legal representatives, upon presentation and surrender hereof at the principal office of The Bank of New York, successor to One Valley Bank, National Association (formerly Kanawha Valley Bank, N.A.), as Trustee, or its successor in trust (the "Trustee"), in New York, New York, or, at the option of the registered owner hereof, at the principal office of such paying agent as may be designated pursuant to the Indenture hereinafter referred to, the principal sum stated above on the maturity date stated above, subject to prior redemption as hereinafter provided, and to pay from such source to the registered owner hereof interest hereon by check or draft mailed to the registered owner at his address as it appears on the registration books kept by the Trustee, as Bond Registrar, such interest payable __________ on __________ and __________ of each year, commencing __________, ____, from the __________ or __________, as the case may be, next preceding the date on which this Bond is authenticated, unless this Bond is authenticated prior to __________, ____, in which case it will bear interest from __________, ____, or unless this Bond is authenticated on a __________ or __________, in which case it will bear interest from such __________ or
__________, as the case may be, until payment of said principal sum at the rate of ____________________ (____%) per annum. Both principal and interest are payable in lawful money of the United States of America.

      This Bond and the issue of which it is a part and the interest thereon are limited obligations of the County payable solely from the revenues and receipts derived from the Agreement of Sale hereinafter referred to (except to the extent paid from Bond proceeds and income from temporary investments), which revenues and receipts (except for payments of County expenses under Section 4.3 of the Agreement of Sale and payments for indemnification under Sections 4.5 and 6.1 of the Agreement of Sale) have been pledged and assigned to the Trustee to secure payment thereof. The principal and premium (if any) of the Bonds and the interest thereon shall never constitute an indebtedness of the County or the State of West Virginia within the meaning of the Constitution of West Virginia or of any constitutional provision or statutory limitation and any other obligation, agreement, covenant or representation contained in the Indenture hereinafter referred to shall never constitute or give rise to or impose any pecuniary liability of the County or the State of West Virginia. Neither shall the principal and premium (if any) of the Bonds, the interest thereon nor the costs incident thereto be a charge against the general credit or taxing power of the County or the State of West Virginia. Neither the County, the State of West Virginia nor any other political subdivision thereof shall be obligated to pay the principal, and premium (if any) of the Bonds, the interest thereon or other costs incident thereto except from the revenues and receipts pledged therefor.

      REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS BOND SET FORTH ON THE REVERSE SIDE HEREOF WHICH, FOR ALL PURPOSES HEREOF, SHALL HAVE THE SAME FORCE AND EFFECT AS IF PRINTED IN FULL ON THE FRONT HEREOF.

      This Bond shall not become obligatory for any purpose or be entitled to any security or benefit under the Indenture or be valid until the Trustee shall have manually executed the Certificate of Authentication appearing hereon.

      IN WITNESS WHEREOF, Mason County, West Virginia, by and through its County Commission, has caused this Bond to be signed by the manual or facsimile signature of the President of its County Commission, the seal, which may be the facsimile seal, of its County Commission to be printed hereon and attested by the manual or facsimile signature of the Clerk of its County Commission, and this Bond to be dated as of __________, ____.



                          THE COUNTY COMMISSION OF MASON COUNTY


                          By_______________________________
                                       President

(SEAL)

Attest:


----------------------------
           Clerk

               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

      This  Bond  is  one  of  the  Bonds  of  the  Series   described   in  the
within-mentioned Indenture.

                          THE BANK OF NEW YORK, as Trustee


                          By_________________________________
                                    Authorized Officer

Date:  _______________________


      Municipal Bond Insurance Policy No. ______ (the "Policy") with respect to payments due for the principal of and interest on the Bonds has been issued by Ambac Assurance Corporation (the "Insurer"). The Policy has been delivered to United States Trust Company of New York, as the Insurance Trustee under the Policy and will be held by such Insurance Trustee or any successor insurance trustee. The Policy is on file and available for inspection at the principal office of the Insurance Trustee and a copy thereof may be secured from the Insurer or the Insurance Trustee. All payments required to be made under the Policy shall be made in accordance with the provisions thereof. The owner of the Bonds acknowledges and consents to the subrogation rights of the Insurer as more fully set forth in the Policy. Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer thereunder without the prior consent of the Insurer.


                      (FORM OF REVERSE OF BOND)

      This Bond is one of an issue of $10,000,000 Mason County, West Virginia, Pollution Control Revenue Bonds (Appalachian Power Company Project), Series L (the "Bonds"), of like date and tenor, except as to number and principal amount, authorized and issued pursuant to the Industrial Development and Commercial Development Bond Act (Chapter 13, Article 2C, of the West Virginia Code, as amended) for the purpose of refunding certain Pollution Control Revenue Bonds (Appalachian Power Company Project), Series G, which were previously issued by the County for the purpose of refunding other bonds previously issued by the County for the purpose of its acquisition, construction, installation, equipping and financing of certain facilities for the abatement or control of atmospheric and water pollution and the disposal of solid waste (the "Project") located within the County at Units 1 and 3 of Appalachian Power Company, a Virginia corporation (the "Company"), at the Philip Sporn Generating Station and at the Company's Mountaineer Generating Station (Units 1 and 3 of the Philip Sporn Generating Station and the Mountaineer Generating Station being collectively referred to as the "Plants"), and sale of the same to the Company pursuant to an Agreement of Sale dated as of July 1, 1978, as amended (the "Agreement of Sale"), between the County and the Company. The Bonds are issued under and, together with other series of bonds, are equally and ratably secured by an Indenture of Trust dated as of July 1, 1978, as supplemented and amended, and as supplemented and amended by a Eleventh Supplemental Indenture of Trust dated as of __________, ____ (the Indenture of Trust as supplemented and amended being referred to herein as the "Indenture"), between the County and the Trustee which assigns to the Trustee, as security for the Bonds, the County's rights under the Agreement of Sale (except for payment of County expenses and for indemnification of the County). Reference is hereby made to the Indenture, the Agreement of Sale and to all amendments and supplements thereto for a description of the provisions, among others, with respect to the nature and extent of the security, the rights, duties and obligations of the County and the Trustee and the rights of the owners of the Bonds and the terms upon which the Bonds are issued and secured. Additional bonds and refunding bonds ranking equally with the Bonds and other bonds issued under the Indenture may be issued on the terms provided in the Indenture.

      The Bonds may not be called for redemption by the County prior to __________, ____, except that in the event of the exercise by the Company of its option to prepay the entire purchase price of the Project under circumstances involving (i) the imposition of unreasonable burdens or excessive liabilities on the Company or the County with respect to the Project or either of the Plants, or the operation of the Project or either of the Plants, including taxes not imposed on July 1, 1978, and economic, technological or other changes making the continued operation of either or both of the Plants uneconomical in the opinion of the Company's Board of Directors; (ii) damage to or destruction of the Project or a portion thereof or all or a portion of either or both of the Plants to such an extent that the Company deems it not practicable and desirable to rebuild, repair and restore the Project, a Plant, or the Plants, as the case may be; (iii) condemnation of all or substantially all of the Project or all or a portion of either or both of the Plants so as to render the Project unsatisfactory to the Company for its intended use; or (iv) the operation of either of the Plants being enjoined and the Company decides to discontinue operation thereof, all as provided in Section 8.1(b)(i) through (iv) of the Agreement of Sale, the Bonds are subject to redemption in whole, but not in part, at any time upon payment of 100% of the principal amount thereof plus interest accrued to the redemption date but without premium.

      The Bonds are subject to optional redemption by the County prior to maturity on or after __________, ____, at any time in whole or in part (if less than all of the Bonds are to be redeemed, such redeemed bonds are to be selected by lot by the Trustee) upon payment of the following redemption prices (expressed as a percentage of the principal amount of Bonds to be redeemed) plus accrued interest to the redemption date:

      Redemption Dates                                   Redemption
      (Dates Inclusive)                                     Price




      If less than all of the Bonds are called for redemption, each $5,000 principal amount of a Bond having a principal amount of more than $5,000 shall be counted as one Bond for the purpose of selecting by lot.

      If any of the Bonds or portions thereof are called for redemption, the Trustee shall cause a notice thereof to be sent by registered or certified mail to the registered owner of the Bonds not less than 30 nor more than 60 days prior to the redemption date. Provided funds for their redemption are on deposit at the place of payment on the redemption date, all Bonds or portions thereof so called for redemption shall cease to bear interest on the redemption date, shall no longer be secured by the Indenture and shall not be deemed to be outstanding under the provisions of the Indenture. If a portion of this Bond shall be called for redemption, a new Bond in principal amount equal to the unredeemed portion hereof will be issued to the registered owner upon the surrender hereof.

      The owner of this Bond shall have no right to enforce the provisions of the Indenture or to institute action to enforce the covenants therein or to take any action with respect to any Event of Default under the Indenture or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture. In certain events, on conditions, in the manner and with the effect set forth in the Indenture, the principal of all the Bonds issued under the Indenture and then outstanding may become or may be declared due and payable before their stated maturities, together with interest accrued thereon. Modifications or alterations of the Indenture, or of any supplements thereto, may be made only to the extent and in the circumstances permitted by the Indenture.

      The Bonds are issuable as registered bonds without coupons in the denominations of $5,000 and any integral multiple thereof.

      The transfer of this Bond may be registered by the registered owner hereof in person or by his duly authorized attorney or legal representative at the principal office of the Trustee, but only in the manner and subject to the limitations and conditions provided in the Indenture and upon surrender and cancellation of this Bond. Upon any such registration of transfer the County shall execute and the Trustee shall authenticate and deliver in exchange for this Bond a new Bond or Bonds, registered in the name of the transferee, of authorized denominations. The Bond Registrar shall, prior to due presentment for registration of transfer, treat the registered owner as the person exclusively entitled to payment of principal and interest and the exercise of all other rights and powers of the owner.

      All acts, conditions and things required to happen, exist or be performed precedent to the issuance of this Bond have happened, exist and have been performed.

                       [FORM OF ABBREVIATIONS]

      The following abbreviations, when used in the inscription on the face of the within Bond, shall be construed as though they were written out in full according to applicable laws or regulations.

                TEN COM - as tenants in common
                TEN ENT - as tenants by the entireties
                 JT TEN - as joint tenants with right
                          of survivorship and not as
                          tenants in common

UNIF GIFT MIN ACT -                  Custodian
                          --------------------------------
                          (Cust)                   (Minor)

                        Under Uniform Gifts to Minors Act


                                     (State)

      Additional abbreviations may also be used though not in list above.

                             [FORM OF ASSIGNMENT]

      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________

(Please insert Social Security or taxpayer identification number of assignee)
-------------------------------------------------------------


(Please Print or Typewrite Name and Address of Assignee)
-------------------------------------------------------------
the within Bond, and all rights thereunder, and hereby does irrevocably constitute and appoint___________________________ Attorney to transfer the within Bond on the books kept for the registration thereof, with full power of substitution in the premises.

Dated:
                     -------------------------------------------
                     NOTICE: The signature to this assignment must correspond with the name as it appears on the face of the within Bond in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     NOTICE: Signature(s) must be guaranteed by a member firm of the New York Stock
                     Exchange or a commercial bank or trust
                     company; and


      WHEREAS, all things necessary have been done and performed to make the Series L Bonds, when issued and authenticated by the Trustee, valid, binding and legal limited obligations of the County and to constitute this Eleventh Supplemental Indenture a valid and binding agreement securing the payment of the principal of, premium, if any, and interest on all bonds issued and to be issued hereunder and under the Indenture (the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third
Supplemental   Indenture,   the  Fourth   Supplemental   Indenture,   the  Fifth
Supplemental   Indenture,   the  Sixth  Supplemental   Indenture,   the  Seventh
Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture, the Tenth Supplemental Indenture and this Eleventh
Supplemental Indenture, being referred to herein as the "Indenture") and the execution and delivery of this Eleventh Supplemental Indenture and the execution and issuance of the Series L Bonds have in all respects been authorized; and

      WHEREAS, the County has requested the Trustee to enter into this Eleventh Supplemental Indenture and the Company has consented to the execution and delivery of this Eleventh Supplemental Indenture;

      NOW, THEREFORE, the County hereby agrees and covenants with the Trustee and with the respective holders and owners, from time to time of the Series H, Series I, Series J, Series K and the Series L Bonds or coupons thereon, or any thereof, as follows:


                              ARTICLE I
                      PURPOSE OF SERIES L BONDS

      SECTION 1.01. Purpose of Series L Bonds. The Series L Bonds of the County are authorized for the purpose of refunding $10,000,000 aggregate principal amount of the Series H Bonds at their redemption on or prior to their stated maturity.


                             ARTICLE II
                         THE SERIES L BONDS

      SECTION 2.01. Issuance of Series L Bonds. There are hereby authorized to be issued Pollution Control Revenue Bonds of the County in the aggregate principal amount of Ten Million Dollars ($10,000,000) as Refunding Bonds pursuant to Section 2.11 of the Indenture. Said Bonds shall be designated "Mason County, West Virginia Pollution Control Revenue Bonds (Appalachian Power Company Project), Series L", shall be dated as of __________, ____, shall bear interest payable semiannually on the ______ days of __________ and __________ in each year, commencing ____________, ____, at the rate of _______________________________ (____%) per annum and shall mature, subject to the right of prior redemption as hereinafter set forth, on ____________, ____.

      Principal of, premium (if any) and interest on the Series L Bonds shall be payable in lawful money of the United States of America, but only from the revenues and receipts pledged to the payment thereof as provided herein and in the Indenture.

      SECTION 2.02. Form of Series L Bonds. The Series L Bonds shall be issued substantially in the form of the Series L Bond hereinabove set forth, with such appropriate variations, omissions and insertions as are permitted or required by the Indenture or this Eleventh Supplemental Indenture.

      Initially, one certificate for the Series L Bonds will be issued and registered to the Securities Depository (defined below), or its nominee. The County and the Trustee may enter into a Letter of Representations (defined below) relating to a book-entry system to be maintained by the Securities Depository with respect to the Series L Bonds.

      In the event that (a) the Securities Depository determines not to continue to act as a securities depository for the Series L Bonds by giving notice to the Trustee and the County discharging its responsibilities hereunder, or (b) the County determines (at the direction of the Company) (i) that beneficial owners of Series L Bonds shall be able to obtain certificated Series L Bonds or (ii) to select a new Securities Depository, then the Trustee shall, at the direction of the County (at the request of the Company), attempt to locate another qualified securities depository to serve as Securities Depository or authenticate and deliver certificated Series L Bonds to the beneficial owners or to the Securities Depository participants on behalf of beneficial owners substantially in the form provided for in this Section. In delivering certificated Series L Bonds, the Trustee shall be entitled to rely on the records of the Securities Depository as to the beneficial owners or the records of the Securities Depository participants acting on behalf of beneficial owners. Such certificated Series L Bonds will then be registrable, transferable and exchangeable as set forth in this Indenture.

      So long as there is a Securities Depository for the Series L Bonds (1) it or its nominee shall be the registered owner of the Series L Bonds, (2) notwithstanding anything to the contrary in this Indenture, determinations of persons entitled to payment of principal, premium, if any, and interest, transfers of ownership and exchanges and receipt of notices shall be the responsibility of the Securities Depository and shall be effected pursuant to rules and procedures established by such Securities Depository, (3) the County, the Company and the Trustee shall not be responsible or liable for maintaining, supervising or reviewing the records maintained by the Securities Depository, its participants or persons acting through such participants, (4) except to the extent the Insurer is deemed to be the holder of the Series L Bonds, as provided in Article VI hereof, references in this Indenture to registered owners of the Series L Bonds shall mean such Securities Depository or its nominee and shall not mean the beneficial owners of the Series L Bonds and (5) in the event of any inconsistency between the provisions of this Indenture and the provisions of the Letter of Representations such provisions of the Letter of Representations, except to the extent set forth in this paragraph and the next preceding paragraph, shall control.

      For purposes of this Section, the following terms shall have the following meanings:

      "Letter of Representations" means the Letter of Representations dated ____________, ____ from the County and the Trustee to the Securities Depository and any amendments thereto, or successor agreements between the County and the Trustee and any successor Securities Depository, relating to a book-entry system to be maintained by the Securities Depository with respect to the Series L Bonds.

      "Securities Depository" means The Depository Trust Company, a corporation organized and existing under the laws of the State of New York, and any other securities depository for the Series L Bonds appointed pursuant to this Section, and their successors.

      SECTION 2.03. Execution, Authentication and Delivery of Series L Bonds. The Series L Bonds shall be executed, authenticated and delivered, and the proceeds therefrom deposited, as provided in Section 2.11 of the Indenture, as amended by Section 6.01 of this Eleventh Supplemental Indenture, and Section 3.2(c) of the Agreement. A copy of the Policy, as defined herein, shall be delivered to the Trustee.


                             ARTICLE III
            REDEMPTION OF SERIES L BONDS BEFORE MATURITY

      SECTION 3.01. Redemption. Any and all of the Series L Bonds shall be redeemable as set forth in the form of the Series L Bond hereinabove set forth. Reference is hereby further made to Article III of the Indenture for the provisions describing the methods and effects of redemption.


                             ARTICLE IV
                       COVENANTS AND SECURITY

      SECTION 4.01. Authority; Compliance with Conditions. The County covenants that it is duly authorized under the laws of the State of West Virginia, including particularly and without limitation the Act, to issue the Series L Bonds, authorized hereby and to execute and deliver this Eleventh Supplemental Indenture, to assign and pledge the Agreement and the revenues and receipts payable under the Agreement, to grant a security interest therein and to pledge the revenues and receipts in the manner and to the extent contemplated herein and in the Indenture; that all of the requirements and conditions for the issuance of the Series L Bonds and the execution and delivery of this Eleventh Supplemental Indenture have been satisfied and complied with; that all other action on its part necessary for the issuance of the Series L Bonds and the execution and delivery of this Eleventh Supplemental Indenture has been duly and effectively taken; and that the Series L Bonds in the hands of the owners thereof are and will be valid and enforceable obligations of the County according to the terms thereof and hereof.

      SECTION 4.02. Security for Series L Bonds; Confirmation of Indenture. The Series L Bonds shall be equally and ratably (except insofar as any guaranty, letters of credit, insurance policy, first mortgage bond or other collateral or instrument of credit enhancement provided by a person other than the Issuer may afford additional security from the Bonds of any particular series) secured under the Indenture with all outstanding bonds, and any other series of bonds which may be issued pursuant to Section 2.10 or 2.11 of the Indenture, without preference, priority or distinction of any bonds, as defined therein, over any other bonds. As supplemented and amended, the Indenture is in all respects ratified and confirmed, and the Indenture, including each supplemental indenture, shall be read, taken and construed as one and the same instrument. All covenants, agreements and provisions of, and all security provided under, the Indenture shall apply with full force and effect to the Series L Bonds and to the owners thereof.


                                    ARTICLE V
                       SPECIAL INSURANCE PROVISIONS

      SECTION 5.01. Concerning the Special Insurance Provisions. The provisions of this Article V shall apply notwithstanding anything in the Indenture to the contrary, but only so long as (i) the Policy remains in full force and effect,
(ii) the  Insurer is not in default in its  obligations  under the  Policy,  and
(iii) the Series L Bonds remain outstanding (as defined in the Indenture and Section 6.08 hereof).

      SECTION 5.02. Consent of the Insurer in Addition to Bondholder Consent. Unless otherwise provided in this Section, the Insurer's written consent shall be required (in addition to bondholder consent, when required) for the following purposes: (i) execution and delivery of any supplemental indenture or any amendment, supplement or change to or modification of the Agreement of Sale;
(ii) removal of the Trustee or Paying Agent and selection and appointment of any successor trustee or paying agent; and (iii) initiation or approval of any action not described in (i) or (ii) above which requires bondholder consent.

      SECTION 5.03. Insurer's Consent Upon Default. Anything in the Indenture to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default under the Indenture, the Insurer shall be entitled to control and direct the enforcement of all rights and remedies granted to the bondholders or the Trustee for the benefit of the bondholders under the Indenture, including, without limitation, (i) the right to accelerate the principal of the Series L Bonds as described in the Indenture and (ii) the right to annul any declaration of acceleration, and the Insurer shall also be entitled to approve all waivers of events of default.

      SECTION 5.04. Acceleration Rights. Upon the occurrence of an Event of Default, the Trustee may, with the consent of the Insurer, and shall, at the direction of the Insurer or 25% of the bondholders with the consent of the Insurer, by written notice to the Issuer and the Insurer, declare the principal of the Series L Bonds to be immediately due and payable, whereupon that portion of the principal of the Series L Bonds thereby coming due and the interest thereon accrued to the date of payment shall, without further action, become and be immediately due and payable, anything in the Indenture or in the Series L Bonds to the contrary notwithstanding.

      SECTION 5.05. Amendments. Any provision of the Indenture expressly recognizing or granting rights in or to the Insurer may not be amended in any manner which affects the rights of the Insurer hereunder without the prior written consent of the Insurer.

      SECTION 5.06.  Notices and Information.

      (a) The Trustee shall furnish to the Insurer a copy of any notice to be given to the registered owners of the Series L Bonds, including, without limitation, notice of any redemption of or defeasance of the Series L Bonds, and any certificate rendered pursuant to the Indenture relating to the security for the Series L Bonds.

      (b) The Trustee or the Issuer shall notify the Insurer of any failure of the Company to provide relevant notices, certificates, etc.

      (c) Notwithstanding any other provision of the Indenture, the Trustee shall immediately notify the Insurer if at any time there are insufficient moneys to make any payments of principal and/or interest as required and immediately upon the occurrence of any Event of Default under the Indenture.

      (d) All notice or other communication to be given to the Insurer under this Second Supplemental Indenture or the Indenture may be given by mailing or delivering the same in writing to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention:, in the case of subclause (a) above, The Surveillance Department, and in all other cases, The General Counsel's Office.

      SECTION 5.07. Payment  Procedures;  Subrogation.

      The Issuer, the Trustee and any Paying Agent agree to comply with the following provisions:

      (a) If the Trustee or Paying Agent, if any, determines that there will be insufficient funds to pay the principal of or interest on the Series L Bonds at maturity or on any Interest Payment Date, as the case may be, the Trustee or Paying Agent, if any, shall so notify the Insurer within one business day after such determination. Such notice shall specify the amount of the anticipated deficiency, the Series L Bonds to which such deficiency is applicable and whether such Series L Bonds will be deficient as to principal or interest, or both. The Insurer will make payments of principal of or interest due on the Series L Bonds on or before the first business day next following the date on which the Insurer shall have received notice of nonpayment from the Trustee or Paying Agent, if any.

      (b) The Trustee or Paying Agent, if any, shall, after giving notice to the Insurer as provided in (a) above, make available to the Insurer and, at the Insurer's direction, to the Insurance Trustee, the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, and all records relating to the Series L Bonds maintained under the Indenture.

      (c) The Trustee or Paying Agent, if any, shall provide the Insurer and the Insurance Trustee with a list of registered owners of Series L Bonds entitled to receive principal or interest payments from the Insurer under the terms of the Policy, and shall make arrangements with the Insurance Trustee (i) to mail checks to or pay by wire transfer the registered owners of the Series L Bonds entitled to receive full or partial interest payments from the Insurer and (ii) to pay principal upon Series L Bonds surrendered to the Insurance Trustee by the registered owners of Series L Bonds entitled to receive full or partial principal payments from the Insurer.

      (d) The Trustee or Paying Agent, if any, shall, at the time it provides notice to the Insurer pursuant to (a) above, notify registered owners of the Series L Bonds entitled to receive the payment of principal or interest thereon from the Insurer (i) as to the fact of such entitlement, (ii) that the Insurer will remit to them all or a part of the interest payments next coming due upon proof of a Series L Bond owner's entitlement to interest payments and delivery to the Insurance Trustee, in form satisfactory to the Insurance Trustee, of an appropriate assignment of the registered owner's right to payment, (iii) that should they be entitled to receive full payment of principal from the Insurer, they must surrender their Series L Bonds (along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee to permit ownership of such Series L Bonds to be registered in the name of the Insurer) for payment to the Insurance Trustee, and not the Trustee or Paying Agent, if any, and (iv) that should they be entitled to receive partial payment of principal from the Insurer, they must surrender their Series L Bonds for payment thereon first to the Trustee or Paying Agent, if any, who shall note on such Series L Bonds the portion of the principal paid by the Trustee or Paying Agent, if any, and then, along with an appropriate instrument of assignment in form satisfactory to the Insurance Trustee, to the Insurance Trustee, which will then pay the unpaid portion of principal.

      (e) In the event that the Trustee or Paying Agent, if any, has notice that any payment of principal of or interest on the Series L Bonds which has become Due for Payment (as defined in the Policy) and which is made to an owner of a Series L Bond by or on behalf of the Issuer has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee or Paying Agent, if any, shall, at the time the Insurer is notified pursuant to
(a) above, notify all registered owners that in the event that any registered owner's payment is so recovered, such registered owner will be entitled to payment from the Insurer to the extent of such recovery if sufficient funds are not otherwise available, and the Trustee or Paying Agent, if any, shall furnish to the Insurer its records evidencing the payments of principal of and interest on the Series L Bonds which have been made by the Trustee or Paying Agent, if any, and subsequently recovered from registered owners and the dates on which such payments were made.

      (f) In addition to those rights granted the Insurer under the Indenture, the Insurer shall, to the extent it makes payment of principal of or interest on the Series L Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Policy, and to evidence such subrogation (i) in the case of subrogation as to claims for past due interest, the Trustee or Paying Agent, if any, shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, upon receipt from the Insurer of proof of the payment of interest thereon to the registered owners of the Series L Bonds, and (ii) in the case of subrogation as to claims for past due principal, the Trustee or Paying Agent, if any, shall note the Insurer's rights as subrogee on the registration books of the Issuer maintained by the Trustee or Paying Agent, if any, upon surrender of the Series L Bonds by the registered owners thereof together with proof of the payment of principal thereof.

      SECTION 5.08. Bonds Outstanding on Payment by Insurer. Notwithstanding anything in the Indenture to the contrary, in the event that the principal of and/or interest due on the Series L Bonds shall be paid by the Insurer pursuant to the Policy, the Series L Bonds shall remain "outstanding" for all purposes under the Indenture, not be defeased or otherwise satisfied and not be considered paid by the Issuer, and the assignment and pledge of the trust estate and all covenants, agreements and other obligations of the Issuer to the registered owners of the Series L Bonds shall continue to exist and shall run to the benefit of the Insurer, and the Insurer shall be subrogated to the rights of such registered owners of the Series L Bonds.

      SECTION 5.09.  Insurer's Rights Concerning the Trustee.

      (a) The Trustee or Paying Agent may be removed at any time, at the written request of the Insurer, for any breach by the Trustee or Paying Agent, as the case may be, of any of the provisions set forth herein or in the Indenture.

      (b) The Insurer shall receive prior written notice of any Trustee or Paying Agent resignation.

      (c) Notwithstanding any other provision of the Indenture, in determining whether the rights of the bondholders will be adversely affected in any material respect by any action taken pursuant to the terms and provisions of the Indenture, the Trustee or Paying Agent shall consider the effect on the bondholders as if there were no Policy. The Trustee shall not consider any payments made under the Policy in determining whether a default under Section 8.01(a) or (b) of the Indenture shall have occurred.

      (d) The Trustee shall be deemed to waive notice of any default under the Indenture of which it shall be specifically advised in writing by the Insurer.

      (e) Notwithstanding any other provision of the Indenture, no removal, resignation or termination of the Trustee or Paying Agent shall take effect until a successor, reasonably acceptable to the Insurer, shall be appointed.

      SECTION 5.10. Insurer's Right to Information. The Issuer will permit the Insurer to discuss the affairs, finances and accounts of the Issuer or any information the Insurer may reasonably request regarding the security for the Series L Bonds with appropriate officers of the Issuer. The Trustee or Issuer, as appropriate, will permit the Insurer to have access to and to make copies of all books and records relating to the Series L Bonds at any reasonable time.

      SECTION 5.11. Intervention. Intervention by the Trustee in any judicial proceeding pursuant to Section 9.04 of the Indenture shall be made in accordance therewith on the request of the Insurer and any intervention based on the request of the bondholders as provided therein may only be made with the prior written consent of the Insurer.

      SECTION 5.12. Insurer as Third Party Beneficiary. To the extent that the Indenture confers upon or gives or grants to the Insurer any right, remedy or claim, the Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy or claim conferred, given or granted thereunder.

      SECTION 5.13. Parties in Interest. Nothing in the Indenture expressed or implied is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Issuer, the Trustee, the Insurer, the Paying Agent, if any, and the registered owners of the Series L Bonds, any right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation thereof, and all covenants, stipulations, promises and agreements in the Indenture by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Trustee, the Insurer, the Paying Agent, if any, and the registered owners of the Series L Bonds.


                             ARTICLE VI
                            MISCELLANEOUS

      SECTION 6.01. Successors and Assigns. This Eleventh Supplemental Indenture shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      SECTION 6.02. Applicable Law. This Eleventh Supplemental Indenture shall be governed by the laws of the State of West Virginia.

      SECTION 6.03. Counterparts. This Eleventh Supplemental Indenture may be executed in several counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, MASON COUNTY, WEST VIRGINIA, by and through its County Commission, has caused this Eleventh Supplemental Indenture to be executed by the President of the Mason County Commission, and the seal of the Mason County Commission to be hereunto affixed and attested by the Clerk of the Mason County Commission, and THE BANK OF NEW YORK, has caused this Eleventh Supplemental Indenture to be executed by one of its Vice Presidents and attested by one of its Assistant Secretaries, all as of the date first above written.

                          THE COUNTY COMMISSION OF MASON COUNTY


                        By______________________________
                                       President

(SEAL)

Attest:


----------------------------
           Clerk




                          THE BANK OF NEW YORK, as Trustee


                          By_________________________________
                                    Vice President

(SEAL)

Attest:


----------------------------
      Assistant Secretary



STATE OF WEST VIRGINIA    )
                          :    ss:
COUNTY OF MASON           )

      I, ________________________, a Notary Public in and for the County and State aforesaid, hereby certify that ____________________ and ____________________, who signed the writing above and hereto annexed as President and Clerk for THE COUNTY COMMISSION OF MASON COUNTY, West Virginia, bearing date as of the __________ day of __________, ____, have this day in my said County before me acknowledged the said writing to be the act and deed of said County Commission.

      Given under my hand and seal this ______ day of ________, ____.

(Seal)
                            -----------------------------
                             My Commission Expires:









STATE OF NEW YORK         )
                          :    ss:
COUNTY OF                 )

      I, ________________________, a Notary Public in and for the County and State aforesaid, hereby certify that ________________________ and ___________________________, who signed the writing above and hereto annexed as Vice President and Assistant Secretary of THE BANK OF NEW YORK, bearing date as of the __________ day of __________, ____, have this day in my said County before me acknowledged the said writing to be the act and deed of said Bank.

      Given under my hand and seal this ______ day of ________, ____.

(Seal)
                             ----------------------------
                             My Commission Expires:




                                                                   Exhibit D-19


                             Before the

                    STATE CORPORATION COMMISSION


           APPLICATION

                Of                         Case No. PUF

      APPALACHIAN POWER COMPANY:


                     APPLICATION UNDER TITLE 56,
                 CHAPTER 3, OF THE CODE OF VIRGINIA


      APPALACHIAN POWER COMPANY, a corporation duly organized under the laws of the Commonwealth of Virginia (hereinafter referred to as "Appalachian"), respectfully shows:
      1. Appalachian is a public service corporation organized in Virginia as a public utility, subject to regulation, inter alia, as to rates, service and security issues by this Commission and doing business under the laws of the
Commonwealth of Virginia and duly qualified to transact a public utility business in the State of West Virginia.
      2. Appalachian proposes to issue and sell, from time to time through December 31, 2000, secured or unsecured promissory notes ("Notes") in the aggregate principal amount of up to $400,000,000. The Notes may be issued in the form of either First Mortgage Bonds, Senior or Subordinated Debentures (including Junior Subordinated Debentures) or other unsecured promissory notes.
           The Notes will mature in not less than one year and not more than 50 years. The interest rate of the Notes may be fixed or variable and will be sold by (i) competitive bidding; (ii) through negotiation with underwriters or agents; or (iii) by direct placement with a commercial bank or other institutional investor. Any fixed rate Note will be sold by Appalachian at a yield to maturity which shall not exceed by more than 300 basis points the yield to maturity on United States Treasury obligations of comparable maturity at the time of pricing. The initial interest rate on any variable rate Note will not exceed 10% per annum. Appalachian will agree to specific redemption provisions, if any, including redemption premiums, at the time of the pricing. If it is deemed advisable, the Notes may be provided some form of credit enhancement, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond. In connection with the sale of unsecured Notes, Appalachian may agree to restrictive covenants which would prohibit it from, among other things: (i) creating or permitting to exist any liens on its property, with certain stated exceptions; (ii) creating indebtedness except as specified therein; (iii) failing to maintain a specified financial condition;
(iv) entering into certain mergers, consolidations and dispositions of assets; and (v) permitting certain events to occur in connection with pension plans. In addition, Appalachian may permit the holder of the Notes to require Appalachian to prepay them after certain specified events, including an ownership change.
           Appalachian may have the right to defer payment of interest on the Junior Subordinated Debentures for up to five years. However, Appalachian may not declare and pay dividends on its outstanding stock if payments under the Junior Subordinated Debentures are deferred. The payment of principal, premium and interest on Junior Subordinated Debentures will be subordinated in right of payment to the prior payment in full of senior indebtedness.
           The First Mortgage Bonds will be issued under and secured by the Mortgage and Deed of Trust, dated as of December 1, 1940, made by Appalachian to Bankers Trust Company and R. Gregory Page, as Trustees, as previously supplemented and amended (on file in Cases No. 7118, 9022, 9947, 10555, 11183, 11908, 13367, 13857, 15683, S-270, S-352, A-28, A-42, A-118, A-147, A-209,
A-254, A-297, A-394, A-397, A-444, A-483, A-513, A-614, A-739, A-753, PUA800002,
PUA800065,  PUA820008,  PUA830066,  PUA860088,  PUA870041, PUA890040, PUF910025,
PUF910047,  PUF920035,  PUF930038,  PUF930035,  PUF940002, PUF950018, PUF960032,
PUF970035 and PUF 980032), and as to be further supplemented and amended by one or more Supplemental Indentures. A copy of the most recent Supplemental Indenture for First Mortgage Bonds utilized by Appalachian is attached as Exhibit A. It is proposed that a similar form of Supplemental Indenture be used for one or more series of the First Mortgage Bonds (except for provisions such as interest rate, maturity, redemption terms and certain administrative matters).
           The Junior Subordinated Debentures will be issued under an Indenture, dated as of September 1, 1996, (on file in Case No. PUF980032), as previously supplemented and amended, and as to be further supplemented and amended by one or more Supplemental Indentures. A copy of the most recent Supplemental Indenture for Junior Subordinated Debentures utilized by Appalachian is attached as Exhibit B. It is proposed that a similar form of Supplemental Indenture be used for one or more series of the Junior Subordinated Debentures (except for provisions such as interest rate, maturity, redemption terms and certain administrative matters).
           The unsecured Notes (other than Junior Subordinated Debentures) will be issued under an Indenture dated as of January 1, 1998, (on file in Case No. PUF980032), as previously supplemented and amended, and as to be further supplemented and amended by one or more Supplemental Indentures or Company Orders. A copy of the most recent Company Order utilized by Appalachian are attached hereto as Exhibit C. It is proposed that a similar form of Company Order or a Supplemental Indenture be used for one or more series of the unsecured Notes other than Junior Subordinated Debentures (except for provisions such as interest rate, maturity, redemption terms and certain administrative matters).
      3. Appalachian may enter into, from time to time through December 31, 2000, one or more interest rate hedging arrangements, including, but not limited to, a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Notes. Each Treasury Hedge Agreement will correspond to one or more Notes that Appalachian will issue pursuant to this Application, accordingly, the aggregate corresponding principal amounts of all Treasury Hedge Agreements cannot exceed $400,000,000. The term of any Treasury Hedge Agreement may not exceed 90 days.
                                     * * *
      4. Any proceeds realized from the sale of the Notes, together with any other funds which may become available to Appalachian, will be used to redeem directly or indirectly long-term debt, to refund directly or indirectly preferred stock, to repay short-term debt at or prior to maturity, to reimburse Appalachian's treasury for expenditures incurred in connection with its construction program and for other corporate purposes. Appalachian's First Mortgage Bonds, 7.80% Series due 2023 ($30,237,000 principal amount outstanding) may be redeemed at a regular redemption price of 105.46% (105.07% at May 1,
2000) of the principal amount thereof; the First Mortgage Bonds, 7.38% Series due 2002 ($50,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 100.00% of the principal amount thereof; the First Mortgage Bonds, 7.15% Series due 2023 ($20,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 105.37% (105.10% at November 1, 2000) of the principal amount thereof; the First Mortgage Bonds, 6.85% Series due 2003 ($30,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 100.98% (100.00% at June 1, 2000) of the principal amount thereof; and the First Mortgage Bonds, 6.65% Series due 2003 ($40,000,000 principal amount outstanding) may be redeemed at a regular redemption price of 100.95% (100.00% at May 1, 2000) of the principal amount thereof. The redemptions will occur if Appalachian considers that the payment of the premiums of 5.46%, 5.37%, 0.98% and 0.95%, respectively, is prudent in light of the substantial amounts of interest expense that could be saved by early redemption of one or all of these series. In addition, Appalachian estimates that approximately $245,000,000 (exclusive of allowance for funds used during construction) will be expended in 2000 in connection with its construction program.
           Appalachian may purchase the series of first mortgage bonds referred to herein or any other series or any series of preferred stock through tender offer, negotiated, open market or other form of purchase or otherwise by means other than redemption, if they can be refunded at a lower effective cost.
           The tender offers will occur if Appalachian considers that the payment of the necessary premium is prudent in light of the substantial amounts of interest expense that could be saved by early redemption of any of these series.
                                     * * *
      5. On June 6, 1978, Appalachian filed an Application with this Commission in Case No. A-667 seeking the requisite authorization with respect to certain transactions relating to the financing of certain pollution abatement or control and related facilities at Units 1 and 3 of its Philip Sporn Plant (the "Sporn Plant") in Mason County, West Virginia and certain air and water pollution abatement or control facilities at its Mountaineer Plant (the "Mountaineer Plant") under construction in Mason County, West Virginia (all such pollution abatement or control and related facilities being collectively referred to in Paragraphs 5 through 22 of this Application as the "Project"), including (i) the transfer by Appalachian of such pollution abatement or control facilities, to the extent already constructed and then in place at the Sporn and Mountaineer Plant sites, to Mason County, West Virginia, acting by and through its Commission (hereinafter referred to as "Mason County") and the reacquisition by Appalachian of the Project from Mason County, pursuant to an Agreement of Sale with Mason County, dated as of July 1, 1978 (the "Agreement"); and (ii) the issuance by Mason County of an initial series of its pollution control revenue bonds (the "Series A Bonds") under an Indenture of Trust, dated as of July 1, 1978 (the "Indenture"), between Mason County and The Bank of New York, successor to One Valley Bank, N.A. (formerly, Kanawha Valley Bank, N.A.), as Trustee (the "Trustee"). On June 23, 1978, this Commission issued an Order granting
Appalachian authority to provide financing for the Project through the sale of up to $60,000,000 principal amount of the Series A Bonds. On July 31, 1978, Mason County issued and sold $40,000,000 principal amount of Series A Bonds and deposited the amount realized from such sale with the Trustee in the Construction Fund (as defined in the Indenture) in order to provide monies to reimburse Appalachian for a portion of the amounts it had expended to pay the Cost of Construction (as defined in the Agreement) of the Project, and the disposition and reacquisition described above were effectuated.
      6. On May 25, 1979, Appalachian filed an Application with this Commission in Case No. A-749 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $70,000,000 (the "Series B Bonds") in order to provide additional funds for the payment of the Cost of Construction of the Project. On June 8, 1979, this Commission issued an Order granting Appalachian authority to provide additional financing for the Project through the sale of up to $50,000,000 principal amount of Series B Bonds. On June 15, 1979, Mason County issued and sold $50,000,000 principal amount of Series B Bonds and the proceeds of the sale of the Series B Bonds were deposited by Mason County with the Trustee in the Construction Fund and applied to the payment of the Cost of Construction of the Project, which included reimbursement to
Appalachian for amounts it had previously expended to pay the Cost of Construction.
      7. On December 31, 1980, Appalachian filed an Application with this Commission in Case No. PUA810002 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $40,000,000 (the "Series C Bonds") in order to provide additional funds for the payment of the Cost of Construction of the Project. On January 28, 1981, this Commission issued an Order granting Appalachian authority to provide additional financing for the Project through the sale of up to $40,000,000 principal amount of Series C Bonds. On February 25, 1981, Mason County issued and sold $40,000,000 principal amount of Series C Bonds and the proceeds of the sale of the Series C Bonds were deposited by Mason County with the Trustee in the Construction Fund and applied to the payment of the Cost of Construction of the Project, which included reimbursement to Appalachian for amounts it had previously expended to pay the Cost of Construction.
      8. On January 30, 1984, Mason County issued and sold $30,000,000 principal amount of an additional series of pollution control revenue bonds (the "Series D Bonds"). The proceeds of the sale of the Series D Bonds were deposited by Mason County with the Trustee in the Bond Fund (as defined in the Indenture) and applied to the payment of the principal of the $30,000,000 of Series C Bonds which matured by their terms on February 1, 1984. The obligations of Appalachian under the Agreement with respect to the issuance and sale of the Series D Bonds did not require authorization of this Commission under the provisions of Section 56-65.1 of the Code of Virginia, as amended.
      9. On April 10, 1984, Mason County issued and sold $30,000,000 principal amount of an additional series of pollution control revenue bonds (the "Series E Bonds"). The proceeds of the sale of the Series E Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem the principal of the $30,000,000 of Series D Bonds on April 30, 1984. The obligations of Appalachian under the Agreement with respect to the issuance and sale of the Series E Bonds did not require authorization of this Commission under the provisions  of  Section  56-65.1  of the  Code  of  Virginia,  as  amended,  and accordingly, Appalachian's Application covering the Series E Bonds (Case No. PUA840007) was withdrawn and the proceeding dismissed by this Commission on March 22, 1984.
      10. On January 24, 1985, Appalachian filed an Application with this Commission in Case No. PUA850001 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $30,000,000 (the "Series F Bonds") in order to redeem at maturity the principal of $30,000,000 of Series E Bonds. On February 15, 1985, this Commission issued an Order granting Appalachian authority to issue the Series F Bonds for the purpose of effecting the redemption at maturity of the Series E Bonds. On March 19, 1985, Mason County issued and sold $30,000,000 principal amount of the Series F Bonds and the proceeds of the sale of the Series F Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem at maturity the principal of $30,000,000 of Series E Bonds on April 1, 1985.
      11. On November 22, 1989, Appalachian filed an Application with this Commission in Case No. PUA890053 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $30,000,000 (the "Series G Bonds") in order to redeem at maturity the principal of $30,000,000 of Series F Bonds. On December 29, 1989, this Commission issued an Order granting Appalachian authority to issue the Series G Bonds for the purpose of effecting the redemption prior to maturity of the Series F Bonds. On January 17, 1990, Mason County issued and sold $30,000,000 principal amount of the Series G Bonds and the proceeds of the sale of the Series G Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $30,000,000 of Series F Bonds on March 1, 1990.
      12. On August 10, 1990, Appalachian filed an Application with this Commission in Case No. PUF900001 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $10,000,000 (the "Series H Bonds") in order to redeem prior to maturity the principal of $10,000,000 of Series C Bonds. On September 18, 1990, this Commission issued an Order granting Appalachian authority to issue the Series H Bonds for the purpose of effecting the redemption prior to maturity of the Series C Bonds. On November 8, 1990, Mason County issued and sold $10,000,000 principal amount of the Series H Bonds and the proceeds of the sale of the Series H Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $10,000,000 of Series C Bonds on February 1, 1991.
      13. On April 17, 1992, Appalachian filed an Application with this Commission in Case No. PUF920019 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $40,000,000 (the "Series I Bonds") in order to redeem prior to maturity the principal of $40,000,000 of Series A Bonds. On May 8, 1992, this Commission issued an Order granting Appalachian authority to issue the Series I Bonds for the purpose of effecting the redemption prior to maturity of the Series A Bonds. On June 4, 1992, Mason County issued and sold $40,000,000 principal amount of the Series I Bonds and the proceeds of the sale of the Series I Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $40,000,000 of Series A Bonds on August 1, 1992.
      14. On August 19, 1992, Appalachian filed an Application with this Commission in Case No. PUF920035 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $50,000,000 (the "Series J Bonds") in order to redeem prior to maturity the principal of $50,000,000 of Series B Bonds. On September 10, 1992, this Commission issued an Order granting Appalachian authority to issue the Series J Bonds for the purpose of effecting the redemption prior to maturity of the Series B Bonds. On October 29, 1992, Mason County issued and sold $50,000,000 principal amount of the Series J Bonds and the proceeds of the sale of the Series J Bonds were deposited by Mason County with the Trustee in the Bond Fund and applied to redeem prior to maturity the principal of $50,000,000 of Series B Bonds on December 1, 1992.
      15. On December 3, 1998, Appalachian filed an Application with this Commission in Case No. PUF980032 seeking requisite authorization with respect to a transaction relating to the issue and sale of additional pollution control revenue bonds in an aggregate principal amount of up to $30,000,000 (the "Series K Bonds") in order to redeem prior to maturity the principal of $30,000,000 of Series G Bonds. On January 25, 1999, this Commission issued an Order granting Appalachian authority to issue the Series K Bonds for the purpose of effecting the redemption prior to maturity of the Series G Bonds. Appalachian proposes that the authority to issue the Series K Bonds set forth in the January 25, 1999 Order of this Commission in Case No. PUF980032 be extended to December 31, 2000, subject to all the terms and conditions delineated in such Order.
      16. Appalachian intends to inform Mason County that pursuant to the Agreement it will request Mason County to issue and sell additional pollution control revenue bonds in an aggregate principal amount of up to $10,000,000 (the "Series L Bonds") in order to provide funds for the payment of the $10,000,000 aggregate principal amount of the Series H Bonds on their redemption date of November 1, 2000. It is contemplated that the Series L Bonds will be issued pursuant to the Indenture as supplemented and amended and to be supplemented by an Eleventh Supplemental Indenture in substantially the form filed herewith as Exhibit D, which will provide that the proceeds of the sale of the Series L Bonds will be deposited by Mason County with the Trustee in the Bond Fund and applied to payment of the $10,000,000 aggregate principal amount of the Series H Bonds.
      17. It is contemplated that the Series L Bonds will be sold pursuant to arrangements with a group of underwriters. While Appalachian will not be a party to the underwriting arrangements for the Series L Bonds, the Agreement provides that the Series L Bonds shall have such terms as shall be specified by Appalachian. If it is deemed advisable, the final form of the Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series L Bonds issued could be retired annually. In addition, the Series L Bonds may not, if it is deemed advisable, be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series L Bonds may be provided some form of credit enhancement, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond.
      18. Appalachian understands that the Series L Bonds can be issued under circumstances that the interest on such Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Bond during a period in which it is held by a person who is a substantial user of the Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.
      19. The Agreement provides that each installment of the purchase price for the Project payable by Appalachian will be in such an amount (together with other moneys held by the Trustee under the Indenture for that purpose) as will enable payment, when due, of (i) the interest on all Series L Bonds and any additional bonds and refunding bonds issued under the Indenture; (ii) the stated maturities of the principal of all Series L Bonds and any additional bonds and refunding bonds issued under the Indenture; and (iii) amounts, including any accrued interest, payable in connection with any mandatory redemption of all Series L Bonds and any additional bonds or refunding bonds issued under the Indenture. The Agreement also obligates Appalachian to pay the fees and charges of the Trustee, as well as certain administrative expenses of Mason County. Appalachian will not agree, without further Order of this Commission, to the issuance of any Series L Bond if (i) the stated maturity of any such Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any Series L Bond shall exceed 8% per annum or the initial rate of interest to be borne by any fluctuating rate Series L Bond shall exceed 8%; (iii) if the discount from the initial public offering price of any such Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Bond shall be less than 95% of the principal amount thereof.
      20.  Since  Appalachian  believes  that  every  effort  should  be made to minimize, to the extent possible, carrying costs of facilities employed by Appalachian in the rendition of utility services and the issuer will apply the funds derived from the issuance of the Series L Bonds to the payment of $10,000,000 aggregate principal amount of Series H Bonds on their November 1, 2000 redemption date, Appalachian believes that the public interest will be served by the issuance of the Series L Bonds by reducing the interest rates on such Bonds.
      21. Appalachian believes that the consummation of the transaction herein proposed will be in the best interests of Appalachian's consumers and investors and consistent with sound and prudent financial policy. Appalachian also believes that although, in Appalachian's view, the contractual obligations of Appalachian under the Agreement are not subject to the provisions of Chapter 3 of Title 56 of the Code of Virginia, as amended, if this Commission issues the Order requested hereby, Appalachian will have received all necessary authorization from this Commission which may be necessary or appropriate under the laws of the Commonwealth of Virginia in respect of the transaction described herein.
      22.  Because  the  proceeds  from the sale of the  Series L Bonds  will be deposited in the Bond Fund and will be applied to the payment of $10,000,000 aggregate principal amount of the Series H Bonds on their November 1, 2000 redemption date, none of the proceeds of the sale of the Series L Bonds will be received by Appalachian.
      23. Appalachian may enter into one or more interest rate hedging arrangements, including, but not limited to, a treasury lock agreement, treasury put option or interest rate collar agreement ("Mason County Treasury Hedge Agreements") to protect against future interest rate movements in connection with the issuance of the Series L Bonds, and, if necessary, the Series K Bonds. Accordingly, the corresponding principal amount of the Mason County Treasury Hedge Agreement cannot exceed $40,000,000. The term of the Mason County Treasury Hedge Agreement may not exceed 90 days.
                                     * * *
      24. On November 14, 1974, Appalachian filed an Application in Case No. A-364 with this Commission requesting that this Commission issue an Order authorizing the transfer by Appalachian of certain pollution control facilities at its Glen Lyn and Clinch River plants (the "Russell Project") to the Industrial Development Authority of Russell County, Virginia (the "Authority"), and the acquisition by Appalachian of the Russell Project from the Authority, all pursuant to an installment sale agreement between Appalachian and the Authority (the "Russell Agreement"). On November 25, 1974 and December 26, 1974, this Commission issued Orders authorizing Appalachian to proceed with the transactions described in the Order of December 26, 1974. On December 30, 1974, the Authority issued $24,000,000 of pollution control revenue bonds, Series A (the "Series A Bonds"), and deposited the amount realized from such sale in the Construction Fund (as defined in the Indenture of Trust, dated as of December 1, 1974 (the "Russell County Indenture") between the Authority and The First National Exchange Bank of Virginia (later succeeded by Dominion Trust Company), as Trustee (the "Trustee"), in order to provide monies to reimburse Appalachian for a portion of the amounts it had expended to pay the Cost of Construction (as defined in the Russell Agreement) of the Russell Project. The Series A Bonds included $10,500,000 principal amount of Series A Bonds which, by their terms, matured on December 1, 1979 (the "Maturing Series A Bonds"). The Series A Bonds also included (i) $1,000,000 principal amount of 8-3/4% Series A Bonds which, by their terms, matured on December 1, 1989; (ii) $1,000,000 principal amount of 9-1/8% Series A Bonds which, by their terms, matured on December 1, 1994; and
(iii) $11,500,000 principal amount of 9-3/8% Series A Bonds which, by their terms, mature on December 1, 2000 (such Series A Bonds being hereafter collectively referred to as the "Refundable Series A Bonds"). On December 30, 1974, the transfer of the Existing Facilities by Appalachian from the Authority was effected.
      25. On November 28,  1975,  in  connection  with the issue and sale by the
Authority of additional pollution control revenue bonds, Series B, in the aggregate principal amount of $17,000,000 (the "Series B Bonds") to provide additional funds for the payment of the Cost of Construction of the Russell Project, Appalachian filed an Amendment to the Application with this Commission requesting that a supplemental Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Amendment. On December 12, 1975, this Commission issued an Order of Amendment authorizing Appalachian to proceed and take all necessary action to effect the transactions as set forth in the Amendment. On December 30, 1975, the Authority issued the Series B Bonds and deposited the amount realized from such sale in the Construction Fund in order to provide additional monies to pay the Cost of Construction of the Russell Project. The Series B Bonds included $6,000,000 principal amount of Series B Bonds which, by their terms, matured on December 1, 1980 (the "Maturing Series B Bonds"). The Series B Bonds also included $6,000,000 principal amount of 10% Series B Bonds which, by their terms, mature on December 1, 2000 (the "Refundable Series B Bonds").
      26. On October 16, 1979, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $11,000,000 (the "Series C Bonds") to provide principal and interest payments required for the refunding of the Maturing Series A Bonds, Appalachian filed an Application with this Commission in Case No. A-772 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On November 1, 1979, this Commission issued an Order in Case No. A-772 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On November 15, 1979, the Authority issued the Series C Bonds and deposited the net proceeds in the Bond Fund (as defined in the Russell County Indenture), which proceeds were applied to the payment of the principal of, and interest on, the $10,500,000 aggregate principal amount of Maturing Series A Bonds.
      27. On November 25, 1980, the Authority issued and sold pollution control revenue bonds in the aggregate principal amount of $6,240,000 (the "Series D Bonds") and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $6,000,000 aggregate principal amount of Maturing Series B Bonds. The obligations of Appalachian under the Russell Agreement with respect to the issuance and sale of the Series D Bonds did not require authorization of this Commission under the provisions of Section 56-65.1 of the Code of Virginia, as amended.
      28. On October 24, 1980, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $6,500,000 (the "Series E Bonds") to provide principal and interest payments required for the refunding of the Series D Bonds, Appalachian filed an Application with this Commission in Case No. PUA800076 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On November 20, 1980, this Commission issued an Order in Case No. PUA800076 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On February 25, 1981, the Authority issued the Series E Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $6,240,000 aggregate principal amount of Series D Bonds.
     29. On July 15, 1988, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $19,500,000 (the "Series F Bonds") to provide principal and interest payments required for the refunding of the Series A and B Bonds, Appalachian filed an Application with this Commission in Case No. PUA880041 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On September 8, 1988, this Commission issued an Order in Case No. PUA880041 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On November 10, 1988, the Authority issued the Series F Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $19,500,000 aggregate principal amount of Series A and B Bonds.
      30. On August 10, 1990, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $17,500,000 (the "Series G Bonds") to provide principal and interest payments required for the refunding of the Series C and E Bonds, Appalachian filed an Application with this Commission in Case No. PUA900001 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On September 18, 1990, this Commission issued an Order in Case No. PUA900001 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On November 8, 1990, the Authority issued the Series G Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $17,500,000 aggregate principal amount of Series C and E Bonds.
      31. On November 6, 1997, in connection with the issue and sale by the Authority of pollution control revenue bonds in the aggregate principal amount of $19,500,000 (the "Series H Bonds") to provide principal and interest payments required for the refunding of the Series F Bonds, Appalachian filed an Application with this Commission in Case No. PUF970035 requesting that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transaction proposed in the Application. On November 26, 1997, this Commission issued an Order in Case No. PUF970035 authorizing Appalachian to take all necessary action to effect the transactions specified in said Order. On October 22, 1998, the Authority issued the Series H Bonds and deposited the net proceeds in the Bond Fund, which proceeds were applied to the payment of the principal of, and interest on, the $19,500,000 aggregate principal amount of Series F Bonds.
      32. Pursuant to the Russell Agreement, Appalachian will request the Authority to issue and sell additional pollution control revenue bonds in an aggregate principal amount of up to $17,500,000 (the "Series I Bonds") in order to provide funds for the payment of up to $17,500,000 aggregate principal amount of the Series G Bonds on or prior to their stated maturity. It is contemplated that the Series I Bonds will be issued pursuant to the Russell County Indenture as supplemented and amended and to be supplemented by an Eighth Supplemental Indenture in substantially the form filed herewith as Exhibit E, which will provide that the proceeds of the sale of the Series I Bonds will be deposited by the Authority with the Trustee in the Bond Fund and applied to payment of up to $17,500,000 aggregate principal amount of the Series G Bonds.
     33. It is contemplated that the Series I Bonds will be sold pursuant to arrangements with a group of underwriters. While Appalachian will not be a party to the underwriting arrangements for the Series I Bonds, the Russell Agreement provides that the Series I Bonds shall have such terms as shall be specified by Appalachian. If it is deemed advisable, the final form of the Supplemental Indenture may provide for a sinking fund pursuant to which a portion of all the Series I Bonds issued could be retired annually. In addition, the Series I Bonds may not, if it is deemed advisable, be redeemable optionally in whole or in part for a period of time. Finally, if it is deemed advisable, the Series I Bonds may be provided some form of credit, including but not limited to a letter of credit, bond insurance, standby purchase agreement or surety bond.
      34. Appalachian understands that the Series I Bonds can be issued under circumstances that the interest on such Series I Bonds will be excludable from gross income under the provisions of Section 103 of the Internal Revenue Code of 1986, as amended (except for interest on any such Bond during a period in which it is held by a person who is a substantial user of the Russell Project or a related person), and that while it is not possible to predict precisely the interest rate which may be obtained in connection with the issuance of bonds having such characteristics, the annual interest rate on tax exempt obligations historically has been, and can be expected under current circumstances to be, 1-1/2% to 2-1/2% or more lower than the rates of obligations of like tenor and comparable quality, interest on which is fully subject to Federal income tax.
      35. The Russell Agreement provides that each installment of the purchase price for the Russell Project payable by Appalachian will be in such an amount (together with other moneys held by the Trustee under the Indenture for that purpose) as will enable payment, when due, of (i) the interest on all Series I Bonds and any additional bonds and refunding bonds issued under the Indenture;
(ii) the stated maturities of the principal of all Series I Bonds and any additional bonds and refunding bonds issued under the Indenture; and (iii)
amounts, including any accrued interest, payable in connection with any mandatory redemption of all Series I Bonds and any additional bonds or refunding bonds issued under the Indenture. The Russell Agreement also obligates Appalachian to pay the fees and charges of the Trustee, as well as certain administrative expenses of the Authority. Appalachian will not agree, without further Order of this Commission, to the issuance of any Series I Bond if (i) the stated maturity of any such Bond shall be more than forty (40) years; (ii) if the fixed rate of interest to be borne by any such Series I Bonds shall exceed 8% or the initial rate of interest to be borne by any fluctuating rate Series I Bond shall exceed 8%; (iii) if the discount from the initial public offering price of any such Bond shall exceed 5% of the principal amount thereof; or (iv) if the initial public offering price of any such Bond shall be less than 95% of the principal amount thereof.
      36.  Since  Appalachian  believes  that  every  effort  should  be made to minimize, to the extent possible, carrying costs of facilities employed by Appalachian in the rendition of utility services and the Authority will apply the funds derived from the issuance of the Series I Bonds to the payment of $17,500,000 aggregate principal amount of Series G Bonds on or prior to their stated maturity, Appalachian believes that the public interest will be served by the issuance of the Series I Bonds.
     37. Appalachian believes that the consummation of the transaction herein proposed will be in the best interests of Appalachian's consumers and investors and consistent with sound and prudent financial policy. Appalachian also believes that although its contractual obligations under the Russell Agreement are not subject to the provisions of Chapter 3 of Title 56 of the Code of Virginia, as amended, if this Commission issues the Order requested hereby, Appalachian will have received all necessary authorization from this Commission which may be necessary or appropriate under the laws of the Commonwealth of Virginia in respect of the transaction described herein.
     38. Because the proceeds from the sale of the Series I Bonds will be deposited in the Bond Fund and will be applied to the payment of $17,500,000 aggregate principal amount of the Series G Bonds on or prior to their stated maturity, none of the proceeds of the sale of the Series I Bonds will be received by Appalachian.
      39. Appalachian may enter into one interest rate hedging arrangements, including, but not limited to, a treasury lock agreement, treasury put option or interest rate collar agreement ("Series I Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Series I Bonds. Accordingly, the corresponding principal amount of the Series I Treasury Hedge Agreement cannot exceed $17,500,000. The term of the Series I Treasury Hedge Agreement may not exceed 90 days.
                                     * * *
      40. Balance Sheets and Statements of Income and Retained Earnings for the twelve months ended June 30, 1999 are attached hereto as Exhibit F.
      41. The issuance of the Notes, Series L, Series I, and if necessary, the Series K Bonds will be effected in compliance with all applicable indenture, charter and other standards relating to debt and equity securities and capitalization ratios of Appalachian.
      Appalachian, therefore, asks that an Order be entered by this Commission granting all requisite authorization under the laws of Virginia for the transactions herein proposed.
Dated: November 22, 1999

                               APPALACHIAN POWER COMPANY


                                By /s/ A. A. Pena
                                 Vice President


                           and By Thomas G. Berkemeyer
                               Assistant Secretary

Attorneys for Appalachian Power Company:


William E. Johnson, Esq.
American Electric Power Service Corporation
1 Riverside Plaza
Columbus, Ohio 43215



H. Allen Glover, Jr., Esq.
George J. A. Clemo, Esq.
Woods, Rogers & Hazlegrove
First Union Tower, Suite 1400
10 South Jefferson Street
Roanoke, Virginia 24011



STATE OF OHIO        )
                     )  ss:
COUNTY OF FRANKLIN   )


      Before me, Mary M. Soltesz, a Notary Public in and for the State and County aforesaid, this 22nd day of November, 1999, personally appeared A. A. Pena and Thomas G. Berkemeyer, to me known to be the persons whose names are signed to the foregoing Application, and after being first duly sworn made oath and said that they are Vice President and Assistant Secretary, respectively, of Appalachian Power Company, that they have read the Application and know the contents thereof, that the allegations therein are true and correct to the best of their knowledge, information and belief, and that they are duly authorized to make, verify and file the Application for Appalachian Power Company.
      Subscribed and sworn to before me this 22nd day of November, 1999.
                               /s/ Mary M. Soltesz
                               My Commission expires 7-13-04
                                  Notary Public




                                                                   Exhibit D-20



                            COMMONWEALTH OF VIRGINIA

                          STATE CORPORATION COMMISSION

                                                 AT RICHMOND, DECEMBER 17, 1999

APPLICATION OF

APPALACHIAN POWER COMPANY                 CASE NO. PUF 990035

For authority to issue debt securities

                            ORDER GRANTING AUTHORITY

      On November 23, 1999, Appalachian Power Company ("APCO", or "Applicant") filed an application for authority under Chapter 3 of Title 56 of the Code of Virginia to issue and sell long-term indebtedness through December 31, 2000. In addition, APCO requests authority to utilize interest rate risk management techniques by entering into certain interest rate hedging arrangements ("Treasury Hedge Agreements"). Applicant has paid the requisite fee of $250.
      Applicant requests authority to issue up to a maximum aggregate amount of $400,000,000 of secured or unsecured promissory notes, in the form of either first mortgage bonds, senior or subordinated debentures, including junior subordinated debentures, or other unsecured promissory notes ("Taxable Debt"). Applicant further proposes to issue up to $27,500,000 of pollution control revenue bonds ("Tax-Exempt Debt"), collectively, "Debt Securities"). Proceeds from issuances of the Debt Securities will be used to reimburse APCO's treasury for expenditures in connection with its construction program, to redeem outstanding securities prior to maturity, and for other proper corporate purposes. Applicant requests authority to refinance certain higher cost outstanding debt if market conditions are favorable. Applicant states that refinancing outstanding securities prior to maturity will only occur if interest savings will be realized. The Company is currently authorized to issue long-term debt for similar purposes in Case No. PUF980032 through December 31, 1999.
      Depending on capital market conditions at the time of issuance, Applicant proposes to issue the Debt Securities via competitive bidding, negotiated sale with underwriters or agents, or direct placement with a commercial bank or other institutional investor. The Debt Securities will be issued with maturities between nine months and fifty years. Applicant also states that the effective cost on any of the Debt Securities issued will not exceed 300 basis points above the comparable maturity U.S. Treasury securities at the time of issuance, excluding issuance costs.
      In conjunction with the issuance of the proposed Debt Securities, Applicant requests authority to enter into one or more interest rate risk management agreements to hedge the interest rates on the proposed financings. Proposed Treasury Hedge Agreements could include, but are not limited to, a treasury lock agreement, treasury put option, or interest rate collar agreement to protect against future interest rate movements in connection with the issuance on the Debt Securities. Each Treasury Hedge Agreement will correspond to one or more issuances of Debt Securities issued pursuant to this application. Accordingly, the aggregate corresponding principal amounts of all Treasury Hedge Agreements cannot exceed $427,500,000. The term of any Treasury Hedge Agreement cannot exceed 90 days.
      THE COMMISSION, upon consideration of the application and having been advised by its Staff, is of the opinion and finds that approval of the application will not be detrimental to the public interest. We will approve the application subject to the terms and conditions detailed herein. The Treasury Hedge Agreements proposed by Applicant are approved only as part of the issuance of Debt Securities in this proceeding. Such approval shall not, however, be deemed a general grant of authority to enter into interest rate swaps, caps, collars, treasury locks, or similar interest rate risk management techniques with banks or other financial institutions.1 Accordingly, IT IS ORDERED THAT:
      1) Applicant is authorized to issue and sell Taxable Debt securities up to an aggregate maximum amount of $400,000,000, from the period January 1, 2000, through December 31, 2000, all in a manner, under the terms and conditions, and for the purposes as set forth in the application, provided that any securities issued to refund outstanding debt prior to maturity result in cost savings to Applicant.
      2) Applicant is authorized to issue and sell Tax-Exempt Debt securities up to an aggregate maximum amount of $27,500,000, from January 1, 2000, through December 31, 2000, all in a manner, under the terms and conditions, and for the purposes as set forth in the application, provided that any securities issued to refund outstanding debt prior to maturity result in cost savings to Applicant.
      3) Within forty-five (45) days after each SEC filing pertaining to the securities in ordering paragraph (1), Applicant shall file a copy of the SEC registration statement, a copy of the prospectus filed with the SEC, and a list describing any other filings, contracts, or agreements in conjunction with the issuance, including a detailed description of any affiliation, direct or indirect, through directors, stockholders, or ownership of securities between Applicant and the agent.
      4) Applicant shall submit a preliminary report within seven (7) days after the issuance of any security pursuant to ordering paragraphs (1) and (2) which includes the date of issuance, type of security, amount, coupon interest rate, and yield on the comparable maturity U.S. Treasury security.
     5) Within sixty (60) days after the end of each calendar quarter in which any Debt Securities are issued pursuant to ordering paragraphs 1 and 2, Applicant shall file a more detailed report with respect to all securities sold during the calendar quarter including:
(a)             the issuance date, type,  amount,  coupon interest rate, date of
                maturity,   underwriters'   names,   underwriters'  fees,  other
                issuance expenses to date, and net proceeds to Applicant;
(b)             a  copy of any  terms  or  conditions  not  previously  provided
                (e.g., conversion provisions, indenture amendments, charter amendments, etc.) which were executed for the purpose of issuing any security under ordering paragraphs (1) and (2);
(c)             the cumulative principal amount issued under the authority granted herein;
(d)             a general  statement of the  purposes  for which the  securities were issued, and if the purpose is for the early redemption of an outstanding issue, a schedule showing any associated losses on reacquired debt along with a calculation of the refunding issue's effective cost rate after inclusion of any related losses on reacquired debt, and overall cost savings from the refunding; and
(e)             a balance sheet of the respective quarter ended.
      6) Approval of the application shall have no implications for ratemaking purposes.

      7) Applicant shall file a final Report of Action on or before March 31, 2001, showing actual expenses and fees paid to date for the proposed financing, and an explanation of any variance from the estimated expenses contained in the Financing Summary attached to the application.
      8) This matter shall be continued, subject to the continuing review, audit, and appropriate directive of this Commission.
      AN ATTESTED COPY hereof shall be sent to Applicant, to the attention of William E. Johnson, Attorney, 1 Riverside Plaza, Columbus, OH 43215; and to the Division of Economics and Finance of the Commission.
                                    A True Copy Tests
                                    /s/ Joel H. Peck
                                        Clerk of the
                               State Corporation Commission




                                                        Exhibit H-5



                      UNITED STATES OF AMERICA
                             before the
                 SECURITIES AND EXCHANGE COMMISSION


PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
Release No.         /October   , 2000


----------------------------------------
                                          :
In the Matter of                          :
                                          :
                                          :
APPALACHIAN POWER COMPANY                 :
40 Franklin Road, S.W.                    :
Roanoke, Virginia 24011                   :
                                          :
(70-6171)                                 :
----------------------------------------


NOTICE OF PROPOSED ISSUANCE OF REFUNDING BONDS BY COUNTY IN CONNECTION WITH POLLUTION CONTROL FINANCING

NOTICE IS HEREBY GIVEN that Appalachian Power Company ("Appalachian"), an electric utility subsidiary of American Electric Power Company, Inc., a registered holding company, has filed with this Commission a post-effective amendment to its Application or Declaration previously filed and amended pursuant to the Public Utility Holding Company Act of 1935 (the "Act"), designating Sections 9(a), 10 and 12(d) of the Act and Rule 44(b)(3) promulgated thereunder as applicable to the proposed transaction. All interested persons are referred to the Application or Declaration, as amended by said post-effective amendments, which is summarized below, for a complete statement of the proposed transaction.

By order dated June 30, 1978 (HCAR No. 20610), Appalachian was authorized to enter into an agreement of sale (the "Agreement") with Mason County, West Virginia (the "County") concerning the financing of pollution control facilities (the "Facilities") at Appalachian's Philip Sporn and Mountaineer Plants. Under the Agreement the County is to issue and sell its pollution control revenue bonds (the "Revenue Bonds"), in one or more series, the proceeds from which sales are to be deposited by the County with the trustee (the "Trustee") under the indenture (the "Indenture") entered into between the County and the Trustee pursuant to which Indenture the Revenue Bonds are issued and secured. The proceeds will then be applied to the payment of the costs of construction of the Facilities, originally estimated at $120,000,000, or in the case of proceeds from the sale of refunding bonds, to the payment of the principal, premium (if any) and/or interest on Revenue Bonds to be refunded. Appalachian conveyed an undivided interest in a portion of the Facilities to the County, which portion the County sold to Appalachian under an installment sales arrangement requiring Appalachian to pay as the purchase price semi-annual installments in such an amount (together with other monies held by the Trustee under the Indenture for that purpose) as to enable the County to pay, when due, the interest and principal on the Revenue Bonds. Jurisdiction was reserved in the order of June 30, 1978, with respect to the payment of the purchase price of the Facilities by installment payments insofar as such payments were affected by the interest rate or rates of the Revenue Bonds to be issued and sold by the County.

The County has issued and sold eleven series of bonds, Series A, B, C, D, E, F, G, H, I, J and K, respectively. By orders dated June 30, 1978, (HCAR No. 20610), June 14, 1979 (HCAR No. 21103), February 20, 1981 (HCAR No. 21927),
January 25, 1984 (HCAR No. 23208),  April 6, 1984 (HCAR No.  23277),  March 14,
1985 (HCAR No.  23630),  January  11, 1990 (HCAR No.  25023),  October 16, 1990
(HCAR No.  25170),  May 21,  1992 (HCAR No.  25542),  October 7, 1992 (HCAR No.
25650) and September 9, 1999 (HCAR No. 27072), such jurisdiction was released concerning the sales of the Revenue Bonds in the principal amounts of $40,000,000, $50,000,000, $40,000,000, $30,000,000, $30,000,000, $30,000,000,
$30,000,000,    $10,000,000,    $40,000,000,   $50,000,000   and   $30,000,000,
respectively, as such sales affected the purchase price to Appalachian.

By post-effective amendment it is stated that the County now proposes to issue and sell a series of refunding bonds (the "Refunding Bonds") in the aggregate principal amount of $10,000,000, the net proceeds from the sale of which will be used to provide for the principal payment required for the refunding prior to their stated maturity of $10,000,000 principal amount of Revenue Bonds previously issued by the County. The Refunding Bonds will be issued under and secured by the Indenture and an eleventh supplemental indenture, will bear interest semi-annually and will mature at a date or dates not more than forty years from the date of issuance.

It is contemplated that the Refunding Bonds will be sold by the County pursuant to arrangements with a group of underwriters.

It is stated that the State Corporation Commission of Virginia has jurisdiction over the proposed transaction and that no other state commission and no federal commission, other than this Commission, has jurisdiction thereover.

The Application or Declaration and any amendments thereto are available for public inspection through the Commission's Office of Public Reference. Interested persons wishing to comment or request a hearing should submit their views in writing by October __, 2000 to the Secretary, Securities and Exchange Commission, Washington, D.C. 20549, and serve a copy on the applicant or declarant at the address specified above. Proof of service (by affidavit or, in case of any attorney at law, by certificate) should be filed with the request. Any request for a hearing shall identify specifically the issues of fact or law that are disputed. A person who so requests will be notified of any hearing, if ordered, and will receive a copy of any notice or order issued in this matter. After said date, the Application or Declaration, as filed or as it may be amended, may be permitted to become effective.

For the Commission, by the Office of Public Utility Regulation, pursuant to delegated authority.

                          Jonathan G. Katz
                          Secretary






1 We note that we held, in Case No. PUF970019, that interest rate swap agreements come within the purview of Chapter 3 of Title 56 of the Code of Virginia and, as such, require prior approval from the Commission.